EXHIBIT 5(a)

                      FOREHT LAST LANDAU MILLER & KATZ, LLP
                                ATTORNEYS AT LAW
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                                                   July 22, 2002

Securities and Exchange Commission        Re: Startech Environmental Corporation
450 Fifth Street, NW                      Registration Statement on Form S-1
Washington, DC 20549                      Filed July 22, 2002

Gentlemen:

     We refer to the Registration Statement on Form S-1 (the "Registration Statement") filed by Startech Environmental Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission on July 22, 2002 relating to the sale by certain Selling Security Holders of a maximum of:

          1,855,938 Shares of Common Stock, no par value per share, (the "Common
            Stock")
          927,969 Warrants ("the Warrants")

     We have reviewed the Certificate of Incorporation and By-Laws of the Company, as amended, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and have examined such authorities and statutes as we have deemed relevant to the opinions set forth hereinafter.

     Based upon the foregoing, it is our opinion that:

     (A) The shares of Common Stock, and the shares of Common Stock to be issued upon the exercise of the Warrants will be when sold in accordance with the terms and conditions set forth in the Prospectus constituting a part of the Registration Statement, legally issued, fully paid and non-assessable, all in accordance with the laws of the State of Colorado, the Company's jurisdiction of incorporation.

     (B) The Warrants being offered through the Registration Statement are legal and binding obligations of the Company under contract laws governing warrant agreements in the State of Colorado.


We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part thereof.

                             Respectfully submitted,
                      Foreht Last Landau Miller & Katz, LLP


                              By /s/ Peter Landau,
                              --------------------
                                  Peter Landau